SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 30, 2009

MARVEL ENTERTAINMENT, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-13638	13-3711775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

417 Fifth Avenue, New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:    (212) 576-4000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On December 31, 2009, Marvel Entertainment, Inc. (“Marvel”) completed its merger with Maverick Acquisition Sub, Inc. (“Merger Sub”), a wholly-owned subsidiary of The Walt Disney Company (“Disney”), whereby Merger Sub merged with and into Marvel with Marvel continuing as the surviving corporation (the “Merger”). Immediately after the effective time of the Merger, Marvel, as the surviving corporation in the Merger, merged with and into Maverick Merger Sub, LLC (“Merger LLC”), a wholly owned subsidiary of Disney, with Merger LLC surviving and continuing as a wholly owned subsidiary of Disney (the “Upstream Merger”). In connection with the Upstream Merger, Merger LLC changed its name to Marvel Entertainment, LLC (“Marvel LLC”). The Merger and the Upstream Merger were effected pursuant to an Agreement and Plan of Merger, dated as of August 31, 2009 (the “Merger Agreement”), by and among Marvel, Disney, Merger Sub and Merger LLC. The following events took place in connection with the consummation of the Merger and the Upstream Merger:

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on December 31, 2009, Marvel and HSBC Bank USA, National Association (“HSBC”), terminated the Credit Agreement, dated as of November 9, 2005, among Marvel and HSBC (as amended, the “Credit Facility”) and the other transaction documents related to the Credit Facility. Other than an outstanding letter of credit in the amount of $1,076,960 (the “Letter of Credit”), no amounts were outstanding under the Credit Facility at the effective time of the Merger. The Letter of Credit has been cash collateralized by Marvel and remains outstanding notwithstanding the termination of the Credit Facility. Prior to its termination, the Credit Facility provided Marvel with a $100 million revolving line of credit.

Also, in connection with the consummation of the Merger, on December 31, 2009, Ambac Assurance Corporation, as insurer, General Electric Capital Corporation, as administrative agent, HSBC, as collateral agent, the lenders party to the Film Credit Facility (as defined below), Marvel and several of Marvel’s wholly owned subsidiaries terminated the Credit and Security Agreement, dated as of August 31, 2005 (the “Film Credit Facility”), by and among MVL Film Finance LLC, as borrower, the financial institutions and conduit lenders identified therein, as lenders, HSBC, as the collateral agent, and General Electric Capital Corporation, as administrative agent, and the other transaction documents related to the Film Credit Facility. No amounts were outstanding under the Film Credit Facility at the effective time of the Merger. Prior to its termination, the Film Credit Facility provided up to $525 million in credit to a Marvel subsidiary for the production of theatrical motion pictures based on Marvel’s characters.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, Marvel notified the New York Stock Exchange (the “NYSE”) on December 31, 2009 that each outstanding share of common stock, par value $0.01 per share, of Marvel (“Common Stock”) (other than treasury stock and shares of Common Stock held by a subsidiary of Marvel) was converted into the right to receive $30.00 in cash and 0.7452 of a share of Disney common stock (together, the “Merger

Consideration”), and requested that the NYSE file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of Common Stock are no longer listed on the NYSE.

Item 3.03 Material Modification to Rights of Security Holders.

The Merger Agreement was adopted by Marvel’s stockholders at the special meeting of Marvel’s stockholders held on December 31, 2009, and the Merger and the Upstream Merger were consummated on that day.

Under the terms of the Merger Agreement, each outstanding share of Common Stock (other than treasury stock and shares of Common Stock held by a subsidiary of Marvel) was converted into the right to receive the Merger Consideration.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to Marvel’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 4, 2009, and is incorporated herein by reference.

Upon the effective time of the Merger, holders of Common Stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders in Marvel (other than their right to receive the Merger Consideration).

Item 5.01 Changes in Control of Registrant.

As a result of the Merger, a change of control of Marvel occurred, and Marvel became a wholly-owned subsidiary of Disney. The disclosure under Item 3.03 is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, all of the current directors of Marvel resigned from their directorships at Marvel, as of the effective time of the Merger. These resignations were not a result of any disagreements between Marvel and the former directors on any matter relating to Marvel’s operations, policies or practices. Upon completion of the Merger, the directors of Merger Sub became the directors of Marvel. Marvel LLC will be managed by Disney as its sole member.

Pursuant to a separation agreement (the “Separation Agreement”) entered into as of December 30, 2009, by and between Marvel and David Maisel, Mr. Maisel resigned from all offices and/or directorships he held with Marvel and its affiliates, effective immediately prior to the Merger. Pursuant to the Separation Agreement, Mr. Maisel resigned from his employment with Marvel effective as of the completion of the Merger.

Subject to the terms and conditions contained in the Separation Agreement, Mr. Maisel will receive the following separation benefits:

•

Subject to compliance with non-solicitation and confidentiality covenants, an amount equal to $2,750,000, representing two times the sum of (1) Mr. Maisel’s most recent base salary and (2) the average of the two most recent annual bonuses paid to Mr. Maisel by Marvel;

•	Bonus payments of $6,324,852 in the aggregate (a portion of which is contingent on his compliance with non-solicitation and confidentiality covenants);

•	Partial reimbursement for the cost of any COBRA health continuation coverage; and

•	Certain accorded credit as an executive producer on specified forthcoming Marvel-produced theatrical motion pictures.

The Merger entitled Mr. Maisel to receive consideration with respect to his deferred stock units and restricted stock and cash payments for his outstanding options, as disclosed in the proxy statement/prospectus filed by Disney with the SEC pursuant to Rule 424 on December 2, 2009.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

For the period of time between the effective time of the Merger and the effective time of the Upstream Merger, Marvel’s certificate of incorporation and bylaws governed Marvel, as the surviving company of the Merger. At the effective time of the Upstream Merger, the certificate of formation attached hereto as Exhibit 3.1 became the certificate of formation of Marvel LLC, as the surviving entity of the Upstream Merger, and the Amended and Restated Limited Liability Company Agreement attached hereto as Exhibit 3.2 became the operating agreement of Marvel LLC, as the surviving entity of the Upstream Merger. Each of Exhibit 3.1 and Exhibit 3.2 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
(2.1)	Agreement and Plan of Merger, dated as of August 31, 2009, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc. (incorporated by reference to Exhibit 2.1 of Marvel Entertainment, Inc.’s Current Report on Form 8-K, filed on September 4, 2009).

(3.1)	Certificate of Formation of Marvel Entertainment, LLC

(3.2)	Amended and Restated Limited Liability Company Agreement of Marvel Entertainment, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marvel Entertainment, LLC (successor company to Marvel Entertainment, Inc.)

Date: January 6, 2010	By: /s/ John Turitzin
	Name:	John Turitzin
	Title:	Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
(2.1)	Agreement and Plan of Merger, dated as of August 31, 2009, by and among The Walt Disney Company, Maverick Acquisition Sub, Inc., Maverick Merger Sub, LLC and Marvel Entertainment, Inc. (incorporated by reference to Exhibit 2.1 of Marvel Entertainment, Inc.’s Current Report on Form 8-K, filed on September 4, 2009).

(3.1)	Certificate of Formation of Marvel Entertainment, LLC

(3.2)	Amended and Restated Limited Liability Company Agreement of Marvel Entertainment, LLC